UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):  August 14, 2007

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FIRSTWAVE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia (State or other jurisdiction of incorporation)	0-21202 (Commission File Number)	58-1588291 (I.R.S. Employer Identification No.)

7000 Central Parkway NE
Suite 330
Atlanta, GA 30328
(Address of principal executive offices)

678-672-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K filed on August 16, 2007 amends the filed Form 8-K by adding the following Item 3.02. The information contained in the first paragraph of this Item 3.02 was included in the Press Release filed as Exhibit 99.1 to the original Form 8-K.

ITEM 3.02 Unregistered Sales of Equity Securities

    On August 13, 2007, Firstwave entered into Amendment #1 (the “ListK Amendment”) to the Agreement with ListK LLC dated May 31, 2006. The ListK Amendment continues Firstwave’s right to use ListK’s marketing lists, custom marketing list generation capabilities, and email delivery capabilities in exchange for a royalty and services prepayment of $625,000 payable in 300,000 shares of unregistered Firstwave common stock at a fair market value of $2.00 per share and $25,000 in cash. Firstwave has no future performance commitments regarding the prepayment.

    The shares were issued in reliance upon exemptions from registration pursuant to Sections 3(b) and 4(2) of the Securities Act of 1933 (the “Securities Act”) and the regulations promulgated thereunder.  The recipient of the shares represented to Firstwave that the recipient was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTWAVE TECHNOLOGIES, INC.

Date: September 18, 2007	By: /s/ Richard T. Brock
Richard T. Brock
Chief Executive Officer
Principal Accounting Officer